UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2011

Woodward Energy Partners, Inc

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-164937

  20-5080237

(Commission File Number)

            (IRS Employer Identification Number)

915 Patricia Ave

Ann Arbor, MI 48103

 (Address of Principal Executive Offices)

(734) 506-8544

(Registrant’s Telephone Number, Including Area Code)

.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

Change in Registrant's Certifying Accountant

On April 1, 2011, Woodward Energy Partners Inc. (the "Company") dismissed the firm of Gruber & Company as the Company's independent accountants and retained the firm of Kenne Ruan CPA as its new independent accountants.

Gruber & Company, LLC’s  reported on the financial statements of  Woodward Energy Partners Inc. for the years ended December  31, 2008 , and 2009 and the first Quarter of 2010.  The aforementioned financial statement reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that their reports for each of the years ended December 31, 2009 , 2008 included an explanatory paragraph stating that the Company was a development stage company and had not yet begun operations nor raised any monies to fund such operations. These factors raised substantial doubt as to the company's ability to continue as a going concern.

The dismissal of Gruber & Company, LLC and the decision to retain Kenne Ruan CPA was unanimously approved by Woodward Energy ’s board of directors.

From the date of the last audited financial statements through to April 1, 2011, the Company has had no disagreements, whether or not resolved, with Gruber & Company, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to  Gruber & Company’s  satisfaction, would have caused Gruber & Company, LLC to make reference to the subject matter of the disagreement in connection with its report. There were no events otherwise reportable under Item 304(a)(1)(iv) of Regulation S- K ..

For the years ended December  31, 2008 and 2009  and the f irst q uarter of 2010   the Company did not consult with Kenne Ruan CPA   regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Woodward Energy Partners   Inc' ~~s~~ financial statements.

The Company has made several attempts to contact Gruber & Company in connection with the dismissal in order to obtain a letter addressed to the Securities and Exchange Commission without success.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward Energy Partners Inc.

Dated: May 27, 2011

By:

s/s Ben Joffe

Ben Joffe, President